EXHIBIT 16.1


March 18, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated March 7, 2005, of Navidec Financial Services Inc., and are in agreement with the statements as they pertain to us in item 4.01. We have no basis to agree or disagree with other statements of the registrant contained therein.


/s/  Hein & Associates LLP
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     Hein & Associates LLP